Exhibit 10.8.6
FIFTH AMENDMENT
TO
THIRD AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

THIS FIFTH AMENDMENT to Third Amended and Restated Loan and Security Agreement (this “Amendment”) is entered into this 29th day of December, 2010, by and between Silicon Valley Bank (“Bank”) and Crossroads Systems (Texas), Inc., a Texas corporation (“Borrower”) whose address is 11000 North MoPac, Austin, Texas 78759.

Recitals

A.           Bank and Borrower have entered into that certain Third Amended and Restated Loan and Security Agreement dated as of December 31, 2007, as amended by that certain First Amendment to Loan and Security Agreement by and between Bank and Borrower dated as of February 11, 2008, that certain Second Amendment to Third Amended and Restated Loan and Security Agreement by and between Bank and Borrower dated as of January 8, 2009, that certain Third Amendment to Third Amended and Restated Loan and Security Agreement by and between Bank and Borrower dated as of July 29, 2009 and that certain Fourth Amendment to Third Amended and Restated Loan and Security Agreement by and between Bank and Borrower dated as of January 14, 2010 (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).

B.           Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C.           Borrower has requested that Bank amend the Loan Agreement to (i) renew the Revolving Line, and (ii) make certain other revisions to the Loan Agreement as more fully set forth herein.

D.           Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

Agreement

Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.           Definitions.  Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2.           Amendments to Loan Agreement.

2.1           Section 2.3 (Payment of Interest on the Credit Extensions).  Section 2.3(a) is amended in its entirety and replaced with the following:

Interest Rate.  Subject to Section 2.3(b), the principal amount outstanding under the Revolving Line shall accrue interest at a floating per annum rate equal one quarter of one (0.25) percentage point above the Prime Rate, which interest shall be payable monthly in accordance with Section 2.3(f) below.

2.2           Section 6.7 (Financial Covenants).  Section 6.7(i) is deleted in its entirety and replaced with the following:

(ii) Minimum Tangible Net Worth (to be tested only at such times as Borrower maintains less than $10,000,000 in unrestricted cash with Bank): Maintain a Tangible Net Worth of at least $7,500,000 plus 50% of new equity and Subordinated Debt and 50% of net income, adjusted monthly but not decreased based on losses, if any.

2.3           Section 13 (Definitions).  The following term and its respective definition set forth in Section 13.1 is amended in its entirety and replaced with the following:

“Revolving Line Maturity Date” is December 28, 2011.

3.           Limitation of Amendments.

3.1           The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2           This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4.           Representations and Warranties.  To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1           Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2           Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3           The organizational documents of Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4           The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5           The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

4.6           The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and

4.7           This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5.           Integration.  This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements.  All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

6.           Counterparts.  This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

7.           Effectiveness.  This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto, and (b) Borrower’s payment of an amendment fee in an amount equal to $15,000.

[Signature page follows.]

In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK	BORROWER

Silicon Valley Bank	Crossroads Systems (Texas), Inc.

By:	By:
Name:	Name:
Title:	Title: